Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Exagen Inc.

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated May 31, 2019, except for Note 16 which is as of August 23, 2019 and the “Reverse Stock Split” paragraph of Note 17 which is as of September 9, 2019, relating to the financial statements of Exagen Inc. (the “Company”), which is included in the Company’s Registration Statement on Form S-1 (333-233446), as amended.

/s/ BDO USA, LLP

San Diego, California

September 20, 2019